Exhibit 99.1

Cord Blood America, Inc. Announces Launch of Professional Services Practice

Cord Blood America, parent company of Cord Partners, a family cord blood preservation company, announced today that it has launched Cord Blood America Professional Services (CBA Professional Services), a wholly owned subsidiary of Cord Blood America. The CBA Professional Services division will be responsible for developing franchise agreements across the United States and around the globe. In addition, CBA Professional Services will create business-to-business sales channels for promoting umbilical cord blood collection and storage.

Los Angeles, CA (PRWEB) March 2, 2005 -- Cord Blood America, parent company of Cord Partners, a family cord blood preservation company, announced today that it has launched Cord Blood America Professional Services (CBA Professional Services), a wholly owned subsidiary of Cord Blood America. The CBA Professional Services division will be responsible for developing franchise agreements across the United States and around the globe. In addition, CBA Professional Services will create business-to-business sales channels for promoting umbilical cord blood collection and storage.

Currently, CBA Professional Services has two business unit operations, one in Miami, FL, and the other in Raleigh, NC. These we re-organized from Cord Partners, Inc. to CBA Professional Services as of the business launch of February 8, 2005.

“Creating CBA Professional Services strongly supports our unwavering commitment to being the most respected Cord Blood stem cell banking facility in the world,” said Matthew L. Schissler, Chairman & CEO of Cord Blood America. “Creating a business-to-business sales force, which will target healthcare professionals and influencers in the pregnancy industry, adds a complete new business line to our current direct-to-consumer model.”

About Cord Blood America
Cord Blood America (NASDAQ OTCBB: CBAI) is the parent company of Cord Partners, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and life-saving resource for treating a growing number of ailments. For more information on how this precious lifeline can benefit your family, visit http://www.cordpartners.com. For investor information, visit http://www.cordblood-america.com.

In addition to meeting the new Food and Drug Administration (FDA) standards that will take effect in May 2005, Cord Partners’ partner laboratory holds the following licenses and certificates of accreditation:

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Health Care Finance Administration Certificate (Clinical Laboratory Improvement Act of 1988)

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Nuclear Regulatory Commission License Accreditation by the American Association of Blood Banks

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Accreditation by the American Society of Histocompatibility and Immunogenetics

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New Jersey State Department of Health Clinical Laboratory and Blood Bank licenses

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New York State Department of Health licenses for collection, testing processing and distribution of donated blood and blood products.

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Licensed by PharmaStem Therapeutics, the organization that holds the patents to stem cell preservation techniques.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional cord blood banking revenue streams. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

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